UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2005

Electronics for Imaging, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18805	94-3086355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Velocity Way, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-357-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Electronics for Imaging, Inc. ("EFI") announced today it has signed a merger agreement to acquire VUTEk, Inc., a privately held company for approximately $281 million in cash. EFI expects the transaction to close early in the third quarter of 2005, subject to regulatory approval.

Item 7.01. Regulation FD Disclosure.

In a press release dated April 14, 2005, the Company announced that results for the quarter ended March 31, 2005 are expected to be in line with the guidance provided on January 26, 2005. The Company also provided the forecast for 2005 for the additional earnings from VUTEk, Inc., once the acquisition of VUTEk has been completed.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number Description

99.1 Press Release issued April 14, 2005

The information included in Exhibit 99.1 is intended to be furnished, and shall not be deemed "filed" for purposes of Section 18 of the Securities & Exchange Act of 1934 (the"Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics for Imaging, Inc.

April 14, 2005	By:	/s/ Joseph Cutts

Name: Joseph Cutts
Title: Chief Financial Officer, Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 14, 2005.